UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to §240.14a-12

SIRF TECHNOLOGY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SiRF Employee Letter

February 9, 2009

Dear Employees:

I am excited to update you on an important development for our company, which is going to significantly enhance our market leadership position.

Earlier today, we announced a definitive agreement under which SiRF will merge with CSR in a stock-for-stock transaction. We believe CSR is the right partner to create additional growth opportunities for SiRF, and both of our organizations will benefit significantly by being part of a larger, dynamic and growing company. Details of the transaction are available in the attached press release.

CSR is the leading global provider of connectivity technology and its product portfolio covers Bluetooth, GPS, FM and Wi-Fi. CSR offers developed hardware and software solutions based around its silicon platforms that incorporate fully integrated radio, baseband and microcontroller elements. CSR’s customers include industry leaders such as Nokia, Samsung, LG, Apple, RIM, Sony, Garmin and Fujitsu.

This combination of market leaders is driven by our shared vision to be a global leader in connectivity and location technologies. The combined company will benefit from significantly increased scale to meet the demand for both connectivity and location services in a broad range of products spanning mobile phones, automobiles, personal computers, mobile internet devices, digital cameras, mobile gaming and other consumer electronics products. Together with CSR, we can accelerate our strategic plans, realize growth opportunities faster than either company could on its own, diversify our revenues and capitalize on opportunities to create value.

Importantly, both SiRF and CSR share similar corporate cultures and commitment to innovation, and both have successfully competed against much larger companies in their respective fields. CSR recognizes SiRF’s talented employees and, together, we can achieve even greater success. We will take advantage of the strengths of each company to take our business to the next level.

We expect the transaction to be completed in the second quarter of 2009. An integration team comprised of senior leaders from both companies will make recommendations on how best to organize the combined company. While it is premature to discuss specifics now, we believe that both companies have solid teams, processes and programs and we expect that the benefits of this transaction should be realized quickly and efficiently.

We hope that you will join us today for an all employee meeting where we will discuss this announcement in more detail. The meetings will be on Tuesday at 11:00 AM (California time) for our U.S. and European employees, and Wednesday for our Asian employees at noon (Shanghai time) and 9:30 AM (India time). More details to follow.

Today’s announcement is likely to create interest amongst the media and other parties and it is important that the company speak with one voice. Given legal constraints, should you receive calls or inquiries from the media or other interested parties, it is important that you do not respond, but rather forward any calls you may receive to Jim Murphy at 408-392-8448 or jmurphy@sirf.com. I thank you in advance for your cooperation.

As we move through this process, we must all remain committed to our customers and executing against our plan. It’s important that we all stay focused on achieving our goals and serving our customers with the same quality and commitment they’ve come to expect from SiRF.

Finally, I am very proud of all that SiRF has accomplished and the leadership position we have achieved in our key markets, and I recognize that we couldn’t have achieved this level of success without you. I know that together with CSR, we will continue our traditions of innovation, market leadership and growth.

Warmest Regards,

Dado P. Banatao

Executive Chairman and Interim Chief Executive Officer

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management of SiRF Technology Holdings, Inc. (“SiRF”) concerning the proposed merger of SiRF with SiRF Acquisition Sub, Inc., a direct, wholly-owned subsidiary of CSR (“CSR”) (the “merger”) and other future events and their potential effects on SiRF, including, but not limited to, statements relating to anticipated financial and operating results, the companies’ plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of our management, are not guarantees of future results and are subject to a significant number of risks and uncertainties. Actual results may differ materially from the results anticipated in these forward looking statements. The risks and uncertainties we face include, without limitation: the ability to obtain the approval of the transaction by SiRF’s stockholders and CSR’s shareholders; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe; the possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; the ability to realize the expected cost and revenue synergies from the transaction in the amounts or in the timeframe anticipated; the ability to integrate SiRF’s businesses into those of CSR in a timely and cost-efficient manner; the development of the markets for SiRF’s and CSR’s products, the combined company’s ability to develop and market a multifunction radio product containing our GPS-based location technology and CSR’s Bluetooth technology in a timely fashion; weak current economic conditions, uncertain future economic conditions and the difficulty in predicting sales, even in the short-term; factors affecting the quarterly results of SiRF, CSR and the combined Company, sales cycles, price reductions, dependence on and qualification of foundries to manufacture the products of SiRF, CSR and the combined company, production capacity, the ability to adequately forecast demand, customer relationships, the ability of SiRF, CSR and the combined company to compete successfully, our product warranties, the impact of legal proceedings, the impact of the intellectual property indemnification practices of SiRF, CSR and the combined company; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. In particular, we refer you to “Item 1A. RISK FACTORS” of our Quarterly Report on Form 10-Q for the quarter ended September 27, 2008 filed with the Securities and Exchange Commission, for additional information regarding the risks and uncertainties discussed above as well as additional risks and uncertainties that may affect our actual results. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this communication (or any earlier date indicated in this communication) and SiRF undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed merger transaction involving SiRF and CSR. In connection with the proposed merger, CSR intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form F-4 containing a proxy statement/prospectus for the stockholders of SiRF and each of SiRF and CSR plan to file other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus will be mailed to stockholders of SiRF. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SIRF’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH

THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. THIS ANNOUNCEMENT DOES NOT CONSTITUTE, OR FORM PART OF, AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus, as well as other relevant documents containing important information about SiRF and CSR at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. SiRF’s stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents when they become available by directing a request by mail or telephone to SiRF, 217 Devcon Drive, San Jose, CA, 95112-4211, Attention: Investor Relations, +1 (408) 392-8480 or CSR, Unit 400, Cambridge Science Park, Milton Road, Cambridge, CB4-0WH, United Kingdom, Attention: Investor Relations, +44 (0) 1223 692 000.

SiRF and its directors and executive officers, CSR and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from SiRF’s stockholders with respect to the proposed merger. Information about SiRF’s directors and executive officers and their ownership of SiRF’s common stock is set forth in SiRF’s annual report on Form 10-K for the fiscal year ended December 31, 2007 and SiRF’s revised proxy statement for its 2008 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on July 3, 2008. SiRF has been informed by CSR that none of CSR’s directors and executive officers holds any direct or indirect interests in SiRF. Stockholders may obtain additional information regarding the interests of SiRF and its directors and executive officers and CSR and its directors and executive officers in the proposed merger, which may be different than those of SiRF’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed merger, when filed with the SEC.